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EXHIBIT 23.1:


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 2001 relating to the financial statements, which appears in MICROS Systems, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the incorporation by reference of our report dated August 28, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


McLean, Virginia
February 19, 2002

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